UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Reduced Commission Selling Agreements

On August 31, 2017, Preferred Capital Securities, LLC ("PCS") entered into soliciting dealer agreements (the "Soliciting Dealer Agreements") with four independent, third-party, broker dealers (each a "Selling BD") for each Selling BD to use its reasonable best efforts to sell, in a public offering (the "Offering") by Preferred Apartment Communities, Inc. ( the "Company") pursuant to the Registration Statement (as defined below), shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of the Company’s common stock, par value $0.01 per share. The Offering is being made pursuant to a final prospectus, dated March 16, 2017 (the "Prospectus"), which forms a part of the Company’s registration statement on Form S-3 (File No. 333-211924) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on February 14, 2017. PCS is the dealer manager for the Offering.

Generally, the Series A Redeemable Preferred Stock and the Warrants will be sold in units ("Units") for $1,000 per Unit, subject to adjustment if a participating broker dealer reduces commissions, with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock with an initial stated value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of common stock, exercisable by the holder at an exercise price that is set at a 20% premium to the current market price per share of the Company’s common stock determined using the closing price of the Company’s common stock immediately preceding the issuance of such Warrant, subject to a minimum exercise price of $19.50 per share (subject to adjustment). Under the Soliciting Dealer Agreements, each Selling BD has agreed to sell the Units with a reduced selling commission of 5.5% of the gross proceeds from the Units sold by the Selling BDs. In addition, PCS has agreed to reduce its dealer manager fee from 3.0% to 2.5% of the gross proceeds from the Units sold by the Selling BDs. The combination of these two reductions will result in a sales price of $980 per Unit. The net proceeds to the Company will not be affected by the reduction in the Selling BD's commissions. For further information on these arrangements please contact PCS at 1-855-330-6594.

Redemption Process Change

The Company is changing the way it processes redemptions of its Series A Redeemable Preferred Stock effective for redemptions received after August 31, 2017. The Prospectus states that the Company may pay the redemption price in cash or in equal value of the Company's common stock by calculating the value of the common stock using the volume weighted average price per share of the Company's common stock for the 20 trading days prior to the redemption (the "20-day VWAP"). For redemptions paid in the Company's common stock that were received prior to September 1, 2017, the Company calculated the redemption price and the 20-day VWAP as of the date the redeemed shares were transferred by the investor to the Company's transfer agent and the Company has issued the corresponding shares of common stock to the investor. For redemptions received by the Company after August 31, 2017, the Company will calculate the redemption price and the 20-day VWAP as of the date the Company receives a redemption request in substantially good form (as determined in good faith by the Company). The Company will also use this new process for any redemptions of its Series M Redeemable Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: September 1, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary